Exhibit 99.1

CERTIFICATION OF PERIODIC REPORT
PURSUANT TO SECTION 302 OF SARBANES-OXLEY ACT OF 2002

We, the undersigned, Clifton H. Morris, Jr., Executive Chairman of AmeriCredit Corp. (the “Company”), Michael R. Barrington, Vice Chairman, President and Chief Executive Officer of the Company and Daniel E. Berce, Vice Chairman and Chief Financial Officer of the Company, do hereby each certify, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)  We have reviewed the Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2002 (the “Report”);

(2)  Based on our knowledge, the Report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading;

(3)  Based on our knowledge, the financial statements, and other financial information included in the Report, fairly present in all material respects the financial condition and results of operations of the Company as of, and for, the periods presented in the Report;

By:	/s/ CLIFTON H. MORRIS, JR.
Clifton H. Morris, Jr. Executive Chairman

By:	/s/ MICHAEL R. BARRINGTON
Michael R. Barrington Vice Chairman, President and Chief Executive Officer

By:	/s/ DANIEL E. BERCE
Daniel E. Berce Vice Chairman and Chief Financial Officer

Dated:    September 12, 2002